UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 28, 2005

THE GENLYTE GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-16960	22-2584333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 601, Louisville, KY		40223
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  502-420-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03  Amendments to Articles of Incorporation or Bylaws

On April 28, 2005, The Genlyte Group Incorporated (“the Company”) filed with the Delaware Secretary of State a Certificate of Amendment to its Restated Certificate of Incorporation (“the Restated Certificate”), amending Article “Fourth” of the Restated Certificate, increasing the authorized shares of the Company’s common stock (par value $.01) from 30,000,000 to 100,000,000, with such amendment being effective as of April 28, 2005.  This amendment did not affect the 5,000,000 shares of preferred stock (par value $.01) the Company was previously authorized to issue.

During the Annual Shareholders Meeting held April 28, 2005, the Certificate of Amendment was approved by shareholders voting an aggregate of 7,357,780 shares, or 53.1%, of the shares represented at the meeting and eligible to vote on shareholder matters.  The Company had previously mailed an information statement regarding the filing of the Certificate of Amendment to its shareholders as of March 1, 2005, on or about April 8, 2005.

The number of authorized shares of the Company’s common stock was increased in order to facilitate a two-for-one stock split, which was authorized by the Company’s Board of Directors via resolution dated April 28, 2005, and to provide the Company with adequate flexibility in the future.

ITEM 9.01  Financial Statements and Exhibits.

(c)            Exhibits:

3(i).1                                              Certificate of Amendment of Restated Certificate of Incorporation of The Genlyte Group Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Genlyte Group Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GENLYTE GROUP INCORPORATED

(Registrant)

Date: April 28, 2005
/s/ William G. Ferko
Name: William G. Ferko
Title: Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit Number	Description

3(i).1	Certificate of Amendment of Restated Certificate of Incorporation of The Genlyte Group Incorporated